FIFTH AMENDMENT TO
LOAN AND SECURITY AGREEMENT

This Fifth Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of September 22, 2023, by and between PACIFIC WESTERN BANK, a California state chartered bank (“Bank”), and OMEGA THERAPEUTICS, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of March 9, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1)
Amendments.
a)
Section 2.1(b) of the Agreement is amended and restated to read as follows:

(b) Term Loan.

(i) As of the Fifth Amendment Date, Bank has made Term Loans in an aggregate original principal amount of $20,000,000 pursuant to Tranche I, Tranche II, Tranche III and Tranche IV.

(ii) Interest shall accrue from the date a Term Loan is made at the rate specified in Section 2.2(a) and, prior to the Amortization Date, shall be payable monthly in arrears beginning on the ninth (9th) calendar day of the month in which the Term Loan is made, and continuing on the same calendar day of each month thereafter. Any Term Loan that is outstanding on the Amortization Date shall be payable in 48 equal monthly installments of principal (installments of $333,333.33), plus all accrued but unpaid interest, beginning on the Amortization Date and continuing on the same calendar day of each month thereafter through the Maturity Date, at which time all amounts due in connection with the Term Loan (including the remaining outstanding principal balance) and any other amounts due under this Agreement shall be immediately due and payable. Upon achievement of the Fifth Amendment Funding Milestone, the Maturity Date shall be September 20, 2028, and amortization shall continue after the original Maturity Date for an additional twelve (12) months, at $333,333.33 per month, with the final principal installment due on such extended Maturity Date. Borrower may prepay all or any portion of the Term Loans, provided that Borrower may not reborrow any amount, once repaid, provided, that in connection with any prepayment prior to the Maturity Date, including without limitation a payment upon acceleration of the maturity date prior to the Maturity Date upon the occurrence of an Event of Default that continues, Borrower shall pay, in addition to the applicable portion of the outstanding principal and accrued interest on the Term Loans being repaid, the applicable portion of the Prepayment Fee.

b)
A new Section 2.4(f) is added to the Agreement, to read as follows:

(f) Fifth Amendment Success Fee. Upon a Fifth Amendment Success Fee Event, Borrower shall pay to Bank the Fifth Amendment Success Fee. This Section 2.4(f) shall survive any termination of this Agreement until payment of the Fifth Amendment Success Fee. If this Agreement is terminated prior to payment of the Fifth Amendment Success Fee, Borrower shall give Bank written notice of the first Fifth Amendment Success Fee Event to occur thereafter, and pay the Fifth Amendment Success Fee upon the closing of such Fifth Amendment Success Fee Event.

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c)
Section 6.7 is amended to read as follows:

6.7 Minimum Cash. Borrower shall at all times maintain with Bank a balance of at least Five Million Dollars ($5,000,000) of unrestricted Cash. This Section 6.7 shall terminate upon the earlier to occur of the date that (i) Borrower makes one or more prepayments after the Fifth Amendment Date on account of the outstanding Loans in an aggregate amount of at least Five Million Dollars ($5,000,000) and (ii) the principal balance of the outstanding Loans is less than Ten Million Dollars ($10,000,000).

d)
Exhibit A to the Agreement is amended by amending or restating, or adding, in appropriate alphabetical order, as applicable, the following defined terms to read as follows:

“Fifth Amendment Date” means September 22, 2023.

“Fifth Amendment Funding Milestone” means the receipt by Borrower after the Fifth Amendment Date and on or before December 31, 2024 of at least $50,000,000 of gross Cash proceeds from the sale of its equity securities and/or non-refundable upfront strategic partnership proceeds.

“Fifth Amendment Success Fee” means a fee equal to One Hundred Thousand Dollars ($100,000), in addition to the Fourth Amendment Success Fee and any other fees payable under the Agreement.

“Fifth Amendment Success Fee Event” means the receipt by Borrower of at least $50,000,000 in aggregate gross proceeds after the Fifth Amendment Date from the sale of its equity securities and/or BD upfront payments, above and beyond the $50,000,000 required in connection with the Fourth Amendment Success Fee.

“Maturity Date” means September 30, 2027, subject to extension to September 30, 2028 upon Borrower’s achieving the Fifth Amendment Funding Milestone.

e)
Exhibit D to the Agreement is amended and restated as set forth in Exhibit D attached hereto.
2)
Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects, Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement and the security interest as granted as of the Closing Date continues without novation.
3)
[Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct in all material respects as of the date of this Amendment (provided, that those representations and warranties expressly referring to another date shall be true and correct in all material respects as of such date, and provided further that any representation or warranty that contains a materiality qualification therein shall be true and correct in all respects). This Amendment constitutes a legal, valid and binding obligation enforceable against Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity. No Event of Default or failure of condition has occurred or exists, or would exist with notice or lapse of time or both under the Agreement or any other Loan Document. A true and correct copy of the certificate of incorporation and bylaws, as in effect as of the Fourth Amendment Date have been delivered to Bank.

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4)
This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment; except that any financing statements or other agreements or instruments filed by Bank with respect to Borrower shall remain in full force and effect.
5)
This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.
6)
The terms of Section 11 of the Agreement are incorporated by reference herein, mutatis mutandis.
7)
As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance reasonably satisfactory to Bank, the following:
a)
this Amendment, duly executed by Borrower and Bank;
b)
an officer’s certificate of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment; and
c)
payment of a facility fee of $15,000 due on the Fifth Amendment Date, and all Bank Expenses, including Bank’s expenses for the documentation of this Amendment and any related documents, and any UCC, good standing or intellectual property search or filing fees, which may be debited from any of Borrower’s deposit account maintained with Bank.

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[SIGNATURE PAGE TO FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

OMEGA THERAPEUTICS, INC. PACIFIC WESTERN BANK

By:/s/ Mahesh Karande By: /s/Sean Noonan

Name: Mahesh Karande Name: Sean Noonan

Title: President & CEO Title: Sr. Vice President

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exhibit d

COMPLIANCE CERTIFICATE

[Bank to provide.]

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CORPORATE RESOLUTION

The undersigned duly elected and qualified Secretary of OMEGA THERAPEUTICS, INC., a Delaware corporation (“Borrower”), solely in his or her capacity as an officer of Borrower, and not in his or her individual capacity, does hereby certify that the following is a true and correct copy of the resolutions adopted by Borrower’s Board of Directors in accordance with applicable law and Borrower’s bylaws, and that such resolutions are no unmodified and in full force and effect:

1.
BE IT RESOLVED, that:

(A) Any one (1) of the following, duly elected officers of the Borrower (each, an “Authorized Officer”) whose position, actual signature, email address, and cell phone number is shown below, is authorized to act for, on behalf of, and in the name of the Borrower in connection with the resolutions below:

NAME	POSITION	ACTUAL SIGNATURE	EMAIL ADDRESS	CELL PHONE NUMBER

Mahesh Karande	President & CEO	/s/ Mahesh Karande	[***]	[***]

Joshua Reed	Treasurer & CFO	/s/ Joshua Reed	[***]	[***]

(B) Any Authorized Officer may:

i) Borrow money from time to time from Pacific Western Bank (the “Bank”), and may negotiate and procure loans, letters of credit, foreign exchange contracts and other financial accommodations from Bank, including without limitation, pursuant to that certain Loan and Security Agreement dated as of March 9, 2018, as amended by that certain Fifth Amendment to Loan and Security Agreement, dated as of September 22, 2023, and also to execute and deliver to Bank one or more renewals, extensions, or modifications thereof;

ii) Give security for any liabilities of the Borrower to Bank by grant, security interest, assignment, lien, deed of trust or mortgage upon any real or personal property, tangible or intangible of the Borrower;

iii) Purchase, sell, exchange, assign, endorse for transfer and/or deliver certificates and/or instruments representing stocks, bonds, evidences of Indebtedness or other securities owned by the Borrower, whether or not registered in the name of the Borrower;

iv) Discount with the Bank, commercial or other business paper belonging to the Borrower made or drawn by or upon third parties, without limit as to amount;

v) Authorize and direct the Bank to pay the proceeds of any such loans or discounts as directed by the persons so authorized to sign;

vi) Issue a warrant or warrants to purchase the Borrower’s capital stock;

vii) Execute and deliver in form and content as may be required by the Bank any and all notes, evidences of indebtedness, applications for letters of credit, guaranties, subordination agreements, loan and security agreements, financing statements, assignments, liens, deeds of trust, mortgages, trust receipts and other agreements, instruments or documents to carry out the purposes of these resolutions, any or all of which may relate to all or to substantially all of the Borrower’s property and assets;

(C) The Authorized Officers may designate additional or alternate individuals as being authorized to request loan advances, to do and perform such other acts and things, to pay any and all fees and costs, to use electronic records and signatures to execute, receive, present, deliver, and/or submit any of the Loan Documents (including one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions therefor), and to execute, submit, and/or deliver such other documents, statements, reports, and agreements as he or she may in his or her discretion deem reasonably necessary or proper to carry into effect the provisions of these resolutions.

(D) Any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, and the authority conferred herein may be exercised singly by any such officer, and these resolutions shall continue in full force and effect until written notice of modification or revocation is received and accepted by Bank (such notice to have no effect on any action previously taken by the Bank in reliance on these resolutions). Bank may rely upon any form of notice, which it in good faith believes to be genuine or what it purports to be.

2.
The resolutions are in full force and effect as of the date set forth below and are intended to replace, as of this date, any resolutions previously given by the Borrower to Bank in connection with the matters described herein; these resolutions and any borrowings or financial accommodations under these resolutions have been properly noted in the corporate books and records, and have not been rescinded, revoked or modified; neither the foregoing resolutions nor any actions to be taken pursuant to them are or will be in contravention of any provision of the articles of incorporation or bylaws of the Borrower or of any agreement, indenture or other instrument to which the Borrower is a party or by which it is bound; and to the extent the articles of incorporation or bylaws of the Borrower or any agreement, indenture or other instrument to which the Borrower is a party or by which it is bound require the vote or consent of shareholders of the Borrower to authorize any act, matter or thing described in the foregoing resolutions, such vote or consent has been obtained.

3.
The officers, employees, and agents named above are duly elected, appointed, or employed by or for Borrower, as the case may be, occupy the positions set forth opposite their respective names, and the email addresses and cell phone numbers provided for each person set forth opposite their respective names are the true and correct email addresses and cell phone numbers for conducting business on behalf of Borrower.

In Witness Whereof, I, the duly elected and qualified Secretary of Borrower, have affixed my name on September 22, 2023.

By: /s/ Ling Zeng

Name: Ling Zeng

Title: Corporate Secretary*

*If the certifying officer is designated as one of the Authorized Officers in Section 1(A) above, this certificate must also be signed by a second officer of Borrower.

By:

Name:

Title: